EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

                                  by and among

                              TOP GROUP CORPORATION

                              and/or its designees

                                       and

                                 H. DANIEL BOONE

                                       and

                                  QUIXIT, INC.



                            Dated December ___, 2002





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                                TABLE OF CONTENTS

ARTICLE I  The Consideration...................................................1

ARTICLE II  Closing and Conveyance of Shares...................................1

ARTICLE III  Representations, Warranties and Covenants of Seller and
             QXIT as to QXIT...................................................2

ARTICLE IV  Termination of Representation and Warranties and Certain
            Agreements; Indemnification........................................5

ARTICLE V  Procedure For Closing...............................................8

ARTICLE VI  Conditions Precedent to the Consummation of the Purchase...........8

ARTICLE VII  Termination and Abandonment.......................................9

ARTICLE VIII  Continuing Representations and Warranties and Covenants.........10

ARTICLE IX  Miscellaneous.....................................................10


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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement"), dated as of December ___, 2002, among, H. Daniel Boone, ("Seller"), and Quixit, Inc. ("QXIT"), and TOP Group Corporation and/or its designees (collectively, "Buyer").



                              W I T N E S S E T H:


        A. WHEREAS, QXIT is a corporation duly organized under the laws of the State of Colorado;

        B. WHEREAS, Seller owns 4,500,000 shares of common stock, no par value ("Common Stock"), of QXIT;

        C. WHEREAS, Buyer wishes to purchase an aggregate of 4,400,000 shares of Common Stock (collectively, the "Purchase Shares"), and Seller desires to sell the Purchase Shares to Buyer free and clear of liens and encumbrances;

        D. WHEREAS, prior to the transaction Buyer is not an affiliate of QXIT; and

        E. WHEREAS, QXIT is joining in this Agreement to provide certain warranties and representations, related to the purchase of 4,400,000 shares of Common Stock of QXIT.

         NOW, THEREFORE, it is agreed among the parties hereto as follows:


                                   ARTICLE I
                                   ---------
                                The Consideration

     1.1 Subject to the conditions set forth herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, an aggregate of 4,400,000 shares of Common Stock of QXIT. Subject to Section 3.13 hereof, the purchase price for the
Purchase Shares to be paid by Buyer to Seller is $200,000.00 (the "Consideration"), of which $25,000.00 is herewith paid to Seller through its escrow agent, Business Financial Systems Inc. (the "Escrow Agent"), and is deemed non-refundable consideration for this Agreement. The balance of the purchase price of $175,000.00 shall be paid at Closing (as hereinafter defined). In addition, at closing Buyer shall pay $100,000.00 as additional capital, which shall be used to pay legal, accounting, transfer agent, consulting, and miscellaneous costs associated with the transaction.


                                   ARTICLE II
                                   ----------
                        Closing and Conveyance of Shares

     2.1 The Purchase Shares shall be conveyed by Seller to Buyer with duly executed stock powers by depositing with Escrow Agent for delivery to Buyer,


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upon  receipt  of  the  Consideration  by  Seller,  and  satisfaction  of i) the conditions precedent in Article VI, and ii) the procedures in Article V.

         2.2 The closing of the purchase and sale of the Purchase Shares hereunder (the "Closing") hereunder shall be completed by delivery to Seller, through Escrow Agent, of the requisite closing documents, cash consideration and share certificates on or before December 20, 2002 at 5:00 p.m. PST (the "Closing Date") subject to satisfaction of the terms and conditions set forth herein. The Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.


                                   ARTICLE III
                                   -----------
               Representations, Warranties and Covenants of Seller
                              and QXIT as to QXIT

         Seller and QXIT, each hereby represents, warrants and covenants to Buyer as follows:

     3.1 QXIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws, as amended, of QXIT, which will be delivered to Buyer on or prior to the date hereof, are complete and accurate, and the minute books of QXIT, copies of which have also been delivered to Buyer on or prior to the date hereof, contain a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and Board of Directors of QXIT.

     3.2 The authorized capital stock of QXIT consists of 100,000,000 shares of Common Stock. There are 5,000,000 shares of Common Stock of QXIT issued and outstanding. All such shares of capital stock of QXIT are validly issued, fully paid, non-assessable and free of preemptive rights. QXIT has no outstanding options, warrants or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for, any shares of capital stock of QXIT, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of QXIT. All of the outstanding shares of capital stock of QXIT have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws, and none of such securities were, at the time of issuance, subject to preemptive rights. None of such issued and outstanding shares is the subject of any voting trust agreement relating to the voting thereof or restricting in any way the sale or transfer thereof.

     3.3 Seller owns the Purchase Shares being sold pursuant to this Agreement, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance. None of the Purchase Shares is the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement. Each Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.


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     3.4 QXIT does not own nor has it owned,  in the last  five (5)  years,  any
outstanding   shares  of  capital  stock  or  other  equity   interests  of  any
partnership, joint venture, trust, corporation, limited liability company or other entity and there are no obligations of QXIT to repurchase, redeem or otherwise acquire any capital stock or equity interest of another entity.

     3.5 This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and QXIT and is a valid and binding agreement and obligation of QXIT and Seller enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller and QXIT have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

     3.6 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller or QXIT will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of QXIT, or of any material provisions of any indenture, mortgage, deed of trust or other material agreement or instrument to which QXIT or Seller is a party, or of any material provision of any law, statute, rule, regulation or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over QXIT or Seller, or any of its material properties or assets, or will result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of QXIT pursuant to the terms of any agreement or instrument to which QXIT is a party or by which QXIT may be bound or to which any of QXIT property is subject, and no event has occurred with which lapse of time or action by a third party could result in a material breach or violation of or default by QXIT or Seller.

     3.7 There is no claim, legal action, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the best knowledge of the Seller threatened, against or relating to QXIT or affecting any of its assets, properties, business or capital stock. There is no continuing order, injunction or decree of any court, arbitrator or governmental authority to which QXIT is a party or by which QXIT or its assets, properties, business or capital stock are bound.

     3.8 QXIT has accurately prepared and timely filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the QXIT Financial Statements (as hereinafter defined) for all current taxes and other charges to which QXIT is subject and which are not currently due and payable. None of the Federal income tax returns of QXIT have been audited by the Internal Revenue Service or other foreign governmental tax agency. QXIT has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against QXIT for any period, nor of any basis for any such assessment, adjustment or contingency. No deficiency or proposed adjustment in respect of taxes has been proposed, asserted or assessed by any taxing authority against QXIT. There are no liens for taxes (other than current taxes not yet due and payable) on the assets of QXIT. QXIT has not consented to extend the time in which any tax may be assessed or collected by any taxing authority. There is no


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action, suit, taxing authority proceeding,  or audit with respect to any tax now in progress, pending, or, to the knowledge of QXIT, threatened against or with respect to QXIT. QXIT is not a party to or bound by any tax sharing or allocation agreement and has no current or potential contractual obligation to indemnify any other person with respect to taxes.

     3.9 QXIT does not own or lease any real property, or material assets and properties, whether real or personal, tangible or intangible, except for cash and cash equivalents set forth in the QXIT Financial Statements. No oral or written notification of a release of any hazardous material in connection with the operation of QXIT's business has been filed by or on behalf of QXIT, and no site or facility now or previously owned, operated, or leased by QXIT is listed or proposed for listing on the "National Priorities List" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar state or local list of sites requiring investigation or clean-up.

     3.10 QXIT has delivered to Buyer audited financial statements dated December 31, 2001 and unaudited financial statements for the period ended September 30, 2002. All such statements (herein referred to as "QXIT Financial Statements") are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of QXIT for the periods indicated. All QXIT Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied. The September 30, 2002 Form 10QSB has been completed and filed on EDGAR.

     3.11 QXIT represents and warrants that all outstanding indebtedness of QXIT, including that shown on the QXIT Financial Statements, if any, will be the sole responsibility of Seller and shall be paid by Seller at the Closing, except that certain accounting, audit, transfer agent, legal and consulting fees, as set forth in Schedule 3.11 attached hereto, shall be paid by QXIT at Closing from $100,000.00 in additional cash capital (which amount shall be deducted from the Consideration payable by Buyer hereunder) which Buyer shall contribute to QXIT and which shall be disbursed pursuant to such Schedule at Closing.

     3.12 Since the date of the QXIT Financial Statements, there have not been any material adverse changes in the business or condition, financial or otherwise, of QXIT. QXIT does not have any liabilities, commitments or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise), except as set forth on Schedule 3.11 attached hereto.

     3.13 QXIT is not a party to or bound by any commitment, agreement or other instrument. Neither QXIT nor, to the best knowledge of QXIT, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note or other commitment or arrangement to which QXIT is a party or by which QXIT is bound.

     3.14 The representations and warranties of the QXIT shall be true and correct as of the date hereof and as of the Closing Date.

     3.15 QXIT has no employee benefit plan in effect at this time. QXIT is not a party to or bound by any contract or understanding (whether written or oral) with respect to the employment of any officers, employees, directors or consultants, and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts


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or  events)  result in any  payment  (whether  of  severance  pay or  otherwise)
becoming due from QXIT to any of its officers, employees, directors or consultants.

     3.16 No representation or warranty by QXIT or the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

     3.17 Buyer has received copies of Form 10SB as filed with the Securities and Exchange Commission ("SEC"), which includes audited financial statements for the year ended December 31, 2000, and each of its other reports to shareholders filed with the SEC through the period ended September 30, 2002. QXIT is a registered company under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act").

     3.18 QXIT has duly filed all reports required to be filed by it under the Securities Exchange Act. No such reports, or any reports sent to the shareholders of QXIT generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such reports, in light of the circumstances under which they were made, not misleading.

     3.19 Buyer has not received any general solicitation or general advertising regarding the shares of Seller's Common Stock.

     3.20  Except as set forth in  Schedule  3.11,  neither  QXIT nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or the termination of services of such consultants by QXIT.

     3.21 QXIT has conducted no business whatsoever since December 31, 2000, has incurred no liabilities except as shown on the QXIT Financial Statements, except accruals for accounting, legal, and transfer agent fees and fees in conjunction with this transaction, which accrued fees and fees incurred in conjunction with this transaction shall be paid at Closing pursuant to Section 3.11 hereof.


                                   ARTICLE IV
                                   ----------
                        Termination of Representation and
               Warranties and Certain Agreements; Indemnification

     4.1 The respective representations and warranties of the parties hereto shall survive this Agreement for two (2) years in accordance with, and subject to, Section 4.5 hereof (except for the representations and warranties set forth in Section 3.8 hereof, which shall survive for the applicable statute of limitations) and the continuing covenants shall survive hereafter, pursuant to their terms.


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4.2 The right to indemnification or payment of Damages (as defined in Section
4.4 hereof) or other remedy based on any representation, warranty, covenant or obligation of a party hereunder shall not be waived by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

4.3 The waiver of any condition to a party's obligation to consummate the transactions contemplated hereunder, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, or payment of Damages, or other remedy based on such representation, warranty, covenant or obligation.

4.4 Seller and QXIT, jointly and severally (the "Indemnifying Parties"), shall indemnify and hold harmless Buyer and its respective officers, directors and affiliates (the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons, the amount of, any loss, liability, claim, damage (including, without limitation, incidental and consequential damages), cost, expense (including, without limitation, interest, penalties, costs of investigation and defense and the reasonable fees and expenses of attorneys and other professional experts) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), directly or indirectly arising from, attributable to or in connection with:

         (a) any representation or warranty made by Seller or QXIT in this Agreement or any Closing deliveries, that is, or was at the time made, false or inaccurate, or any breach of, or misrepresentation with respect to, any such representation or warranty; and

         (b) any breach by any of Seller or QXIT of any covenant, agreement or obligation of QXIT or Seller contained in this Agreement;

         (c) any claims or litigation relating to QXIT now pending or threatened or which may hereafter be brought against Buyer and/or QXIT or Seller based upon events occurring prior to the date hereof and not attributable to the acts of Buyer; or

         (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, liabilities and reasonable legal and other expenses incident to any of the foregoing.

     4.5 Except for the representations and warranties set forth in Section 3.8 hereof, Seller and QXIT shall have no liability for indemnification with respect to any representation or warranty unless, on or before the second anniversary of the date hereof, Buyer notifies Seller of a claim specifying the basis thereof in reasonable detail to the extent then known by Buyer. A claim with respect to any covenant, agreement or obligation contained in this Agreement, may be made at any time without any time limitation.

     4.6 Promptly after receipt by a Buyer Indemnified Person of written notice (the "Notice of Claim") of the commencement of any action, suit or proceeding against it, or written threat thereof, Buyer Indemnified Person will, if a claim is to be made against the Indemnifying Parties under Section 4.4 hereof, give notice to the Indemnifying Parties of the commencement of such action, suit or


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proceeding.  The Buyer  Indemnified  Person  shall  furnish to the  Indemnifying
Parties in reasonable detail such information as the Indemnified Person may have with respect to such indemnification claims (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or assenting the same). Subject to the limitations set forth in this Section, no failure or delay by the Buyer Indemnified Person in the performance of the foregoing shall reduce or otherwise affect the obligation of the Indemnifying Party to indemnify and hold the Buyer Indemnified Person harmless except to the extent that such failure or delay shall have materially and adversely affected the Indemnifying Party's ability to defend against, settle or satisfy any action, suit or proceeding the claim for which the Buyer Indemnified Person is entitled to
indemnification   hereunder.  The  foregoing  shall  not  apply  to  the  extent inconsistent with the provisions of Section 4.8 hereof.

     4.7 If the claim or demand set forth in the Notice of Claim given by a Buyer Indemnified Person is a claim or demand asserted by a third party, the Indemnifying Party shall have thirty (30) days after the Date of Notice of Claim (as hereinafter defined) to notify the Buyer Indemnified Person in writing of its election to defend such third party claim or demand on behalf of the Buyer Indemnified Person (the "Notice Period"); provided, however, that the Buyer Indemnified Person is authorized to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests during the Notice Period. If the Indemnifying Party elects to defend such third party claim or demand, the Buyer Indemnified Person shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate (at the sole cost and expense of the Indemnifying Party) with, and assist (at the sole cost and expense of the Indemnifying Party) the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is diligently defending such third party claim in good faith, the Buyer Indemnified Person shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Buyer Indemnified Person shall have the right to control the defense of such third party claim or demand, at the Indemnified Person's own expense. If the Indemnifying Party does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Buyer Indemnified Person shall have the right, in addition to any other right or remedy it may have hereunder at the Indemnifying Party's expense, to defend such third party claim or demand.

     4.8 The term "Date of Notice of Claim" shall mean the date the Notice of Claim is effective pursuant to Section 4.6 of this Agreement.

     4.9 A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought.

     4.10 Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents executed and delivered in connection herewith, and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Colorado or the State of New York or of the United States of America for the District of Colorado or for the Southern District of New York, and, by execution and delivery of this Agreement, the parties each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and appellate


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courts thereof. The parties irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding in accordance with the notice provisions set forth in Section 9.5 hereof. The parties each hereby irrevocably waive any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby or the documents execute and delivered in connection herewith brought in the courts referred to above and hereby further irrevocably waive and agree, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.


                                   ARTICLE V
                                   ---------
                              Procedure For Closing

         5.1 At the Closing, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Seller's Common Stock certificates for the Purchase Shares being delivered, with duly executed stock powers, for 4,400,000 shares of Common Stock to Escrow Agent and the delivery of the Consideration for the Purchase Shares to Escrow Agent by Buyer (which will include delivery of the additional $100,000 for payment of the fees and costs and expenses as shown on attached Schedule 3.11), and the delivery of all other items, agreements, stock powers, warranties, and representations set forth in this Agreement.

     5.2 The Escrow Agent is Business Financial Systems, Inc. and the escrow account is Business Financial Systems, Inc. Escrow Account at First Bank, 4350 Wadsworth Blvd., Wheat Ridge, CO 80033-4641, (303) 232-1926. Wire transfers of the funds to complete this transaction shall be directed to such escrow account, and the routing instructions are attached hereto.


                                   ARTICLE VI
                                   ----------
            Conditions Precedent to the Consummation of the Purchase

         The following are conditions precedent to the consummation of this Agreement on or before the Closing Date:

     6.1 Seller and QXIT shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

     6.2 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto, or their directors or officers have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have not been advised by counsel that, in the opinion of such


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counsel,  such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

     6.3 The representations and warranties made by Seller and QXIT in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by Buyer.

     6.4 The total sum of $200,000.00 shall have been deposited in escrow with the Escrow Agent for the purchase of 4,400,000 shares of Common Stock of QXIT concurrent with closing hereunder and, in addition, the total sum of $100,000.00 shall have been deposited in escrow with the Escrow Agent for the payment of the expenses as set forth in Schedule 3.11.

     6.5 Buyer hereby agrees, as an inducement to Seller to enter into this agreement, to the prior adoption of a "poison pill" resolution by the Board of Directors of QXIT and which shall be a continuing covenant surviving the closing under this Agreement, providing for a two (2) year period within which no actions will be taken by QXIT or its shareholders which would reduce the number of outstanding shares of Common Stock, whether by reverse split, consolidation, reorganization, merger or otherwise, of QXIT or any successor company (which shall be known as the "no-reverse covenant"). In the event that the "no-reverse covenant" is breached, the resolution and this covenant shall provide that it shall trigger a grant by QXIT of an immediate mandatory dividend to each shareholder as of October 31, 2002, for each share owned after the reverse split, consolidation, merger, or reduction of outstanding shares of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired to treasury or cancelled of record shall be excluded from the dividend.


                                  ARTICLE VII
                                  -----------
                           Termination and Abandonment

     7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

        (a)      By mutual consent of parties;

        (b) By Seller or Buyer, if any condition set forth in Article VI relating to the other party has not been met or has not been waived;

        (c) By Seller or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the trans-actions contemplated hereby;

        (d) By Seller or Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

        (e) By the Seller, if the Closing does not occur, through no failure to act by Seller, on January 6, 2002, or if Buyer fails to deliver the Consideration required herein.

     7.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors; provided, however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.


                                  ARTICLE VIII
                                  ------------
             Continuing Representations and Warranties and Covenants

     8.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the Closing under this Agreement in accordance with the terms thereof.


                                   ARTICLE IX
                                   ----------
                                  Miscellaneous

     9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

     9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

     9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

     9.4 This Agreement may not be amended except by written consent of both parties.

     9.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

         To Seller:

                  H. Daniel Boone
                  c/o M. A. Littman
                  7609 Ralston Road
                  Arvada, Colorado 80002

         To QXIT:

                  Quixit, Inc.
                  c/o M.A. Littman
                  7609 Ralston Road
                  Arvada, Colorado 80002

         To Buyer:

                  TOP Group Corporation
                  c/o Mr. Harry Yang
                  17 Barstow Road
                  Suite 301
                  Great Neck, New York 11021

         With a copy to:

                  James McKnight, Esq.
                  Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
                  Chrysler Center
                  666 Third Avenue
                  New York, NY  10017

         With a copy to:
                  Escrow Agent: Business Financial Systems, Inc.
                  4350 Wadsworth Blvd.
                  Wheat Ridge, Colorado 80033-4641

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

     9.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of Buyer and Seller. However, QXIT may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

     9.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the State of New York applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be, at the option of the party bringing any such action, the District Court in and for Jefferson County, Colorado or any state or federal court located in New York County, New York.

     9.8 In connection with this Agreement, the parties have appointed Business Financial Systems, Inc., as the Escrow Agent, which shall be authorized by this Agreement to do the following:

        (a) Accept the deposit of $25,000.00 from Buyer, upon receipt of a copy of this Agreement signed by Buyer, Seller and QXIT;

        (b) Accept the balance of the purchase price at Closing ($175,000.00) plus $100,000.00 to pay legal, accounting, escrow agent, transfer agent and consulting fees, costs and expenses upon receipt of
        (i) the certificates of QXIT with duly signed and guaranteed stock powers for 4,400,000 shares of Common Stock from Seller and (ii) a newly issued certificate for 4,400,000 shares of Common Stock of QXIT issued in the name of Buyer from QXIT;

        (c) Disburse the proceeds received at closing from the escrow as follows:

                (i)      $200,000.00 to Seller; and

                (ii)     $100,000.00 as shown on Schedule 3.11

        (d) Transmit by FedEx the stock certificates to Buyer, c/o James M. McKnight, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY 10017;

        (e) In the event of default in delivery of cash or certificates by a party under this Agreement, any cash or certificates received from the other party shall be returned to the remitting party three (3) business days after default;

        (f) The Escrow Agent is specifically indemnified and held harmless hereby for its actions or inactions in following these instructions. In the event of a dispute involving the escrow instructions or the consider -ation to be delivered in escrow, the Escrow Agent is authorized to implead the consideration received into the District Court of Jefferson County, Colorado upon ten (10) days written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorneys' fees and legal actions of Escrow Agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this Agreement.

     9.9 In the event of a breach or default of this Agreement or any of the continuing covenants hereunder which results in a party or any effected shareholder who is a beneficiary of a surviving or continuing covenant, commencing legal action, the prevailing party in such legal action shall be entitled to an award of all legal fees and costs of the action against the non-prevailing party.

     9.10 The rights and obligations of Buyer under this Agreement may be assigned, with or without the consent of the other parties hereto, to any other persons or entities.

         IN WITNESS WHEREOF, the parties have executed this Agreement this ____day of December, 2002.

                                  SELLER:  H. DANIEL BOONE



                                  By:
                                     -------------------------------------------
                                        Name: H. Daniel Boone
                                        Title:



                                  QUIXIT, INC.



                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  BUYER:  TOP GROUP CORPORATION

                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:



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